Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER 2015 RESULTS;

INCREASES 2015 REVENUE AND FREE CASH FLOW GUIDANCE

RUTLAND, VERMONT (July 29, 2015) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its second quarter financial results for the three month period ended June 30, 2015. The company is also increasing its revenue and Free Cash Flow* guidance for the year ending December 31, 2015.

Second Quarter Financial Highlights:

•	Revenues were $143.7 million, up $6.4 million, or 4.7%, from the same period in 2014.

•	Adjusted EBITDA* was $30.7 million, up $2.4 million, or 8.4%, from the same period in 2014.

•	Adjusted Operating Income* was $10.9 million, up $3.6 million, or 50.0%, from the same period in 2014.

•	Free Cash Flow was $18.3 million, up $13.9 million from the same period in 2014.

•	Overall solid waste pricing was up 2.6%, mainly driven by strong residential and commercial collection pricing up 4.3%.

•	The Company is increasing its 2015 revenue and Free Cash Flow guidance ranges, and reaffirming its Adjusted EBITDA guidance range.

“We had a strong quarter as our team continued to execute well against our key management strategies of increasing landfill returns, improving collection route profitability, creating incremental value through resource solutions, reducing financial and operational risks, and improving our balance sheet,” said John W. Casella, Chairman and CEO of Casella Waste System. “We increased revenues by 4.7% with strong pricing growth, reduced our cost of operations, expanded Adjusted EBITDA margins by over 70 bps, and reduced debt leverage. I am pleased with these solid results across our business units, which reflect the success in the execution of these key management strategies.”

“As the Northeast disposal markets continue to tighten due to the permanent closure of disposal sites, we further improved profitability and returns at our landfills during the quarter through higher pricing and volumes,” Casella continued. “Our landfill volumes were up 46,000 tons, or 4.0%, year-over-year and our average price per ton was up 4.9%. We expect these same positive trends to continue through the remainder of 2015.”

“One of the most exciting areas this quarter was our improved performance in the collection line-of-business, where we drove 3.7% higher pricing, while reducing costs through our fleet and routing efficiency programs,” Casella noted.

“Recycling commodity pricing remains an industry headwind, with commodity pricing down 15.2% year-over-year,” Casella said. “However, we moved swiftly to improve recycling performance and reduce commodity risk exposure by introducing a new Sustainability/Recycling Adjustment (“SRA”) fee to our residential and commercial collection customers. The SRA fee has been rolled out to over 65% of our collection market areas with minimal rollbacks.”

“Our Customer Solutions group also performed well during the quarter,” Casella noted. “The team continues to streamline its operations and gain operating leverage through targeted growth. As a result, the group improved its operating income in the second quarter.”

For the second quarter, revenues were $143.7 million, up $6.4 million, or 4.7%, from the same period in 2014, with revenue growth mainly driven by strong collection and disposal pricing, continued growth in solid waste and recycling volumes, partially offset by lower recycling commodity pricing and lower energy pricing.

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Adjusted EBITDA was $30.7 million for the quarter, up $2.4 million, or 8.4%, from the same period in 2014 mainly driven by strong performance in the collection and disposal lines-of-business, where strong pricing and volume growth was complemented by continued cost controls and operating efficiency programs.

Operating income was $11.3 million for the quarter, up $11.8 million from the same period in 2014. The second quarter includes a $0.7 million gain on the divestiture of non-strategic collection routes, while the same period in 2014 included a $7.5 million non-cash impairment of the C.A.R.E.S water treatment facility and $0.3 million of other unusual items, primarily relating to severance and reorganization charges.

The company’s net income attributable to common stockholders was $1.0 million, or $0.03 per common share for the quarter, compared to a net loss of ($6.7) million, or ($0.17) per common share for the same period in 2014.

Free Cash Flow was $18.3 million in the quarter, as compared to $4.5 million for the same period in 2014. Free Cash Flow was higher than expected in the current quarter, primarily due to the timing of capital expenditures, which the company expects to normalize through the remainder of the year.

Additionally, as previously announced, the company continues its commitment to recruiting new independent and highly qualified directors with strong industry experience to expand the depth and breadth of the Casella Board by its appointment of industry veteran James E. O’Connor to the Casella Board.

Six Months Ended June 30, 2015 Financial Results

Highlights for the six months ended June 30, 2015 included:

•	Revenues were $260.3 million, up $9.8 million, or 3.9%, from the same six-month period in 2014.

•	Adjusted EBITDA was $45.2 million, up $3.5 million, or 8.3%, from the same six-month period in 2014.

•	Adjusted Operating Income was $9.1 million, up $5.0 million, or 123.1%, from the same six-month period in 2014.

•	Free Cash Flow was $10.8 million, up $12.7 million from the same six-month period in 2014.

For the six months ended June 30, 2015, revenues were $260.3 million, up $9.8 million, or 3.9%, from the same period in 2014, mainly driven by strong collection pricing and higher disposal and recycling volumes, partially offset by lower recycling commodity pricing and lower energy pricing.

Operating income was $14.5 million for the six month period, up $18.6 million from the same period in 2014. The company’s net loss attributable to common stockholders was ($8.2) million, or ($0.20) per common share for the six-month period, compared to ($20.1) million, or ($0.50) per share for the same period in 2014.

Outlook

Given the strong performance in the second quarter, the company is increasing its guidance for the year ending December 31, 2015 by estimating results in the following ranges:

•	Revenues between $525 million and $535 million (increased from a range of $520 million to $530 million) and

•	Free Cash Flow between $15 million and $19 million (increased from a range of $14 million to $18 million).

The company reaffirms its Adjusted EBITDA guidance between $103 million and $107 million.

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Conference call to discuss quarter

The company will host a conference call to discuss these results on Thursday, July 30, 2015 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.

A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 77474161) until 11:59 p.m. Eastern Time on Thursday, August 6, 2015.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors should contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media should contact Joseph Fusco, Vice President at (802) 772-2247; or visit the company’s website at http://www.casella.com.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, (gains) expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”) which is a non-GAAP measure.

The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, (gains) expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”) which is a non-GAAP measure.

The company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, less assets acquired through financing leases, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, less distributions to noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP measure.

Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.

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Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income or Free Cash Flow presented by other companies.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and actions of activist investors and the cost and disruption of responding to those actions;. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-KT for the transition period ended December 31, 2014 and in our Form 10-Q for the quarterly period ended March 31, 2015.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$143,714	$137,279	$260,292	$250,476

Operating expenses:
Cost of operations	98,737	97,218	186,569	183,622
General and administration	18,071	15,594	34,876	31,981
Depreciation and amortization	16,241	17,167	29,990	30,775
Divestiture transactions	(677)	7,455	(5,611)	7,455
Development project charge	—	(46)	—	1,394
Severance and reorganization costs	—	350	—	430
Expense from divestiture, acquisition and financing costs	—	14	—	24
Gain on settlement of acquisition related contingent consideration	—	—	—	(1,058)

	132,372	137,752	245,824	254,623

Operating income (loss)	11,342	(473)	14,468	(4,147)

Other expense/(income):
Interest expense, net	10,080	9,503	20,065	18,999
Loss on debt extinguishment	—	—	521	—
Loss on derivative instruments	47	298	198	448
Income from equity method investments	—	(63)	—	(90)
Loss on sale of equity method investment	—	—	—	221
Other income	(46)	(361)	(209)	(568)

Other expense, net	10,081	9,377	20,575	19,010

Income (loss) before income taxes	1,261	(9,850)	(6,107)	(23,157)
Provision for income taxes	318	528	914	831

Net income (loss)	943	(10,378)	(7,021)	(23,988)

Less: Net (loss) income attributable to noncontrolling interests	(82)	(3,723)	1,226	(3,910)

Net income (loss) attributable to common stockholders	$1,025	$(6,655)	$(8,247)	$(20,078)

Basic weighted average common shares outstanding	40,447	39,995	40,432	39,952

Basic earnings per common share	$0.03	$(0.17)	$(0.20)	$(0.50)

Diluted weighted average common shares outstanding	40,846	39,995	40,432	39,952

Diluted earnings per common share	$0.03	$(0.17)	$(0.20)	$(0.50)

Adjusted EBITDA	$30,715	$28,322	$45,194	$41,737

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2015	December 31, 2014
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,158	$2,205
Restricted cash	—	76
Accounts receivable - trade, net of allowance for doubtful accounts	63,509	55,750
Other current assets	18,169	20,638

Total current assets	84,836	78,669

Property, plant and equipment, net of accumulated depreciation and amortization	399,022	414,542
Goodwill	118,976	119,170
Intangible assets, net	10,438	11,808
Restricted assets	968	6,632
Cost method investments	14,115	14,432
Other non-current assets	29,173	24,542

Total assets	$657,528	$669,795

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,437	$1,656
Accounts payable	48,147	48,518
Other accrued liabilities	36,475	36,258

Total current liabilities	86,059	86,432

Long-term debt and capital leases, less current maturities	526,853	534,055
Other long-term liabilities	63,466	61,328

Total stockholders’ deficit	(18,850)	(12,020)

Total liabilities and stockholders’ deficit	$657,528	$669,795

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2015	2014

Cash Flows from Operating Activities:
Net loss	$(7,021)	$(23,988)
Adjustments to reconcile net loss to net cash provided by operating activities -
Gain on sale of property and equipment	(93)	(333)
Depletion of landfill operating lease obligations	4,359	5,038
Interest accretion on landfill and environmental remediation liabilities	1,704	1,826
Stock-based compensation expense	1,435	1,113
Depreciation and amortization	29,990	30,775
Divestiture transactions	(5,611)	7,455
Development project charge	—	1,394
Gain on settlement of acquisition related contingent consideration	—	(1,058)
Amortization of discount of long-term debt	174	125
Loss on debt extinguishment	521	—
Loss on derivative instruments	198	448
Income from equity method investments	—	(90)
Loss on sale of equity method investment	—	221
Excess tax benefit on the vesting of share based awards	(153)	(60)
Deferred income taxes	416	736
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(2,030)	(1,156)

Net Cash Provided by Operating Activities	23,889	22,446

Cash Flows from Investing Activities:
Proceeds from settlement of contingent consideration	—	214
Acquisition related additions to property, plant and equipment	—	(266)
Additions to property, plant and equipment	(16,311)	(23,305)
Payments on landfill operating lease contracts	(1,425)	(1,526)
Proceeds from divestiture transactions	5,335	—
Proceeds from sale of property and equipment	259	448
Proceeds from property insurance settlement	546	—
Payments related to investments	—	(84)

Net Cash Used In Investing Activities	(11,596)	(24,519)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	231,728	89,760
Principal payments on long-term debt	(239,340)	(87,258)
Change in restricted cash	5,677	—
Payments of financing costs	(8,063)	(18)
Excess tax benefit on the vesting of share based awards	153	60
Proceeds from the exercise of share based awards	—	286
Distribution to noncontrolling interest holder	(1,495)	—

Net Cash (Used In) Provided By Financing Activities	(11,340)	2,830

Net Cash Provided By Discontinued Operations	—	174

Net increase in cash and cash equivalents	953	931
Cash and cash equivalents, beginning of period	2,205	2,695

Cash and cash equivalents, end of period	$3,158	$3,626

Supplemental Disclosures of Cash Flow Information:
Cash interest	$17,063	$17,551
Cash income taxes, net of refunds	$55	$3

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Receivable due from noncontrolling interest holder	$—	$152

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Unaudited)

(In thousands)

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Income (Loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net Income (Loss)	$943	$(10,378)	$(7,021)	$(23,988)
Provision for income taxes	318	528	914	831
Other expense (income), net	1	(126)	510	11
Interest expense, net	10,080	9,503	20,065	18,999
Gain on settlement of acquisition related contingent consideration	—	—	—	(1,058)
Expense from divestiture, acquisition and financing costs	—	14	—	24
Severance and reorganization costs	—	350	—	430
Development project charge	—	(46)	—	1,394
Divestiture transactions	(677)	7,455	(5,611)	7,455
Depreciation and amortization	16,241	17,167	29,990	30,775
Proxy contest costs	284	—	284	—
Depletion of landfill operating lease obligations	2,669	3,046	4,359	5,038
Interest accretion on landfill and environmental remediation liabilities	856	809	1,704	1,826

Adjusted EBITDA	$30,715	$28,322	$45,194	$41,737
Depreciation and amortization	(16,241)	(17,167)	(29,990)	(30,775)
Depletion of landfill operating lease obligations	(2,669)	(3,046)	(4,359)	(5,038)
Interest accretion on landfill and environmental remediation liabilities	(856)	(809)	(1,704)	(1,826)

Adjusted Operating Income	$10,949	$7,300	$9,141	$4,098

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Cash Provided By Operating Activities	$29,584	$21,085	$23,889	$22,446
Capital expenditures (i)	(11,867)	(15,828)	(16,311)	(23,305)
Payments on landfill operating lease contracts	(947)	(963)	(1,425)	(1,526)
Proceeds from divestiture transactions	785	—	5,335	—
Proceeds from sale of property and equipment	170	232	259	448
Proceeds from property insurance settlement	546	—	546	—
Distribution to noncontrolling interest holder	—	—	(1,495)	—

Free Cash Flow	$18,271	$4,526	$10,798	$(1,937)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and six months ended June 30, 2015 and 2014 are as follows:

	Three Months Ended June 30,
	2015	% of Total Revenue	2014	% of Total Revenue
Collection	$60,636	42.2%	$58,368	42.5%
Disposal	44,064	30.6%	38,128	27.8%
Power generation	1,564	1.1%	1,998	1.5%
Processing	1,665	1.2%	2,817	2.0%

Solid waste operations	107,929	75.1%	101,311	73.8%
Organics	10,847	7.5%	10,715	7.8%
Customer solutions	13,476	9.4%	13,274	9.7%
Recycling	11,462	8.0%	11,979	8.7%

Total revenues	$143,714	100.0%	$137,279	100.0%

	Six Months Ended June 30,
	2015	% of Total Revenue	2014	% of Total Revenue
Collection	$113,962	43.8%	$110,911	44.3%
Disposal	71,831	27.6%	62,203	24.8%
Power generation	3,612	1.4%	5,347	2.1%
Processing	2,785	1.0%	4,525	1.8%

Solid waste operations	192,190	73.8%	182,986	73.0%
Organics	19,867	7.6%	19,991	8.0%
Customer solutions	26,479	10.2%	25,159	10.1%
Recycling	21,756	8.4%	22,340	8.9%

Total revenues	$260,292	100.0%	$250,476	100.0%

Components of revenue growth for the three months ended June 30, 2015 compared to the three months ended June 30, 2014 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$2,141	3.7%	2.2%	1.6%
Disposal	450	1.2%	0.4%	0.3%

Solid Waste Yield	2,591		2.6%	1.9%

Collection	640		0.6%	0.4%
Disposal	5,300		5.2%	3.9%
Processing	(797)		-0.8%	-0.6%

Solid Waste Volume	5,143		5.0%	3.7%

Fuel surcharge	(474)		-0.5%	-0.4%
Commodity price & volume	(740)		-0.7%	-0.5%
Acquisitions, net divestitures	357		0.4%	0.3%
Closed landfill	(259)		-0.3%	-0.2%

Total Solid Waste	6,618		6.5%	4.8%

Organics	132			0.1%

Customer Solutions	202			0.2%

			% of Recycling Operations

Recycling Operations:
Commodity price	(1,817)		-15.2%	-1.3%
Commodity volume	1,300		10.9%	0.9%

Total Recycling	(517)		-4.3%	-0.4%

Total Company	$6,435			4.7%

Solid Waste Internalization Rates by Region for the three and six months ended June 30, 2015 and 2014 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Eastern region	48.1%	53.0%	46.5%	52.7%
Western region	74.0%	78.5%	73.0%	77.6%
Solid waste internalization	60.4%	65.6%	59.1%	64.8%

Components of Capital Expenditures for the three and six months ended June 30, 2015 and 2014 are as follows (i):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total Growth Capital Expenditures	$1,711	$4,314	$2,449	$4,678

Replacement Capital Expenditures:
Landfill development	$4,380	$6,048	$5,618	$9,803
Vehicles, machinery, equipment and containers	4,994	4,781	6,707	7,566
Facilities	334	535	503	834
Other	448	150	1,034	424

Total Replacement Capital Expenditures	$10,156	$11,514	$13,862	$18,627

Total Growth and Replacement Capital Expenditures	$11,867	$15,828	$16,311	$23,305

(i)	Our capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.